UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2012

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11760 U.S. Highway One, Suite 200 North Palm Beach, Florida 33408
(Address of principal executive offices)

(561) 630-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 6, 2012, Bankrate, Inc. (the “Company” or “Bankrate”) issued a press release announcing its fiscal year 2011 financial and operating results for the year ended December 31, 2011. This press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the press release furnished herewith uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables included in the press release furnished herewith.

Bankrate is furnishing the information contained in this report, including the Exhibit, pursuant to “Item 2.02 Results of Operations and Financial Condition” of Form 8-K promulgated by the U.S. Securities and Exchange Commission. This information shall not be deemed to be “filed” for the purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report, including the Exhibit.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 6, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2012	BANKRATE, INC.

	By:	/s/ Edward J. DiMaria
Edward J. DiMaria SVP, Chief Financial Officer